Catalytica Energy Systems Reports Second Quarter Financial Results

GILBERT, AZ -- 08/05/2004 -- Catalytica Energy Systems, Inc. (NASDAQ: CESI), a leading provider of innovative nitrogen oxides (NOx) emissions control solutions for the power generation and transportation industries, today reported financial results for the second quarter and six months ended June 30, 2004.

For the second quarter of 2004, revenues were $1,100,000, compared with revenues of $959,000 for the same period of the prior year. Net loss for the quarter was $4,004,000, or a loss of $0.22 per share, compared with a net loss of $3,480,000, or a loss of $0.20 per share, reported in the same quarter last year. As of June 30, 2004, cash, cash equivalents and short-term investments (collectively referred to as "cash") totaled $42,124,000. Total cash consumption during the quarter was $3,178,000, compared with $3,386,000 in the second quarter of 2003.

"Our second quarter results reflect a modest increase in revenues contributed by SCR catalyst and management services contracts, which helped to offset reduced funding from OEM partners and government agencies relating to our Xonon Cool Combustion® development programs for gas turbines," said Mike Murry, president and CEO of Catalytica Energy Systems. "These results also reflect an increased investment in research and development that enabled us to complete the design and manufacture of a modified Xonon® catalyst module for a second round of full-scale engine test activities with GE Power Systems, as well as to make significant technical progress in our development of emissions reduction solutions for diesel engines and to manufacture and test full-scale prototypes of our diesel fuel processing technology for both new engine and retrofit applications. As a result of these efforts, I am pleased to report that preliminary test activities have recently begun with GE in anticipation of proceeding to base-load operation of the Xonon-equipped GE10 gas turbine later this quarter. We also announced last week successful results from recent full-scale engine tests of our diesel fuel processor with two leading medium and heavy-duty diesel engine manufacturers, which have resulted in commitments by both OEMs to pursue further testing in the third quarter."

Revenues for the six months ended June 30, 2004 increased 40% to $2,086,000, compared with revenues of $1,490,000 reported in the corresponding period of the prior year. Revenue growth in the first half of the year was attributable to service revenues contributed by SCR catalyst and management services following the Company's acquisition of SCR-Tech in February 2004. Net loss for the first half of 2004 was $7,245,000, or a loss of $0.41 per share, down from a net loss of $8,035,000, or a loss of $0.46 per share, in the first half of 2003. Total cash consumption during the first six months of 2004 was $10,558,000, compared with $8,181,000 in the same period last year. Cash consumption in the first half of 2004 included $3,754,000 of costs associated with the acquisition of SCR-Tech. The decline in net loss and cash consumption from operating activities in the first half of 2004 reflected both the positive impact of the acquisition of SCR-Tech and the Company's continued progress in maintaining a reduced expense structure throughout the organization.

Financial Outlook

The Company expects revenues in the second half of 2004 to outperform revenues for the first half of the year, and is maintaining its full-year guidance for revenues in the range of $6.0 to $7.5 million. The Company further projects that its full-year revenue guidance will be in the lower end of this range as a result of reduced availability of funding from government agencies and OEM partners relating to the Company's ongoing research and development programs. Catalytica Energy Systems is also tightening its full-year net loss projections as a result of its continued progress in maintaining a reduced cost structure. Net loss is now expected to be in the range of $14.0 to $15.0 million, compared with its previous guidance of $14.0 to $15.5 million. The Company continues to maintain its prior guidance for total operating cash consumption and SCR-Tech acquisition-related payments to be made in 2004 in the range of $17.0 to $18.5 million.

On the Company's revenue outlook for the remainder of the year, Murry added, "Although our revenues from research and development activities are expected to fall somewhat short of prior expectations, we nonetheless anticipate revenue growth in the second half of 2004 supported by firm orders for SCR catalyst and management services totaling in excess of $2.0 million. In this regard, sales activity continues to be vigorous. We recently received a purchase order in the amount of $500,000 from one of our major customers to provide catalyst regeneration services for one of its coal-fired power plants. This most recent order follows our receipt in April of a sizeable contract with a separate leading utility relating to catalyst cleaning services. We expect this positive momentum to continue throughout the remainder of the year."

"On the gas turbine front, I am pleased to report that construction is already underway at a new commercial site in California, where a Xonon-equipped Kawasaki GPB15X cogeneration system will be installed at Pacific Union College in the Napa Valley to provide supplemental heat and power for a 200-acre campus. This unit is expected to enter service this Fall. We are excited about this order and the increased bid activity we have seen over the past several months associated with the Xonon-equipped Kawasaki gas turbine. Still, longer than anticipated sales cycles continue to impact the timing for new orders with respect to our Xonon Cool Combustion system. While we are clearly disappointed with the pace, we remain confident that ongoing negotiations should translate to additional orders yet this year."

1H 2004 Business Highlights

--  Completed acquisition of SCR-Tech, the North American leader in SCR catalyst regeneration technologies and management services for selective catalytic reduction (SCR) systems.  The acquisition strategically broadens the Company's commercial offerings to the growing emissions control market for coal-fired power plants.

--  Secured major contracts with three leading utilities for a variety of
    SCR services, including a fleet-wide service contract with AES to provide
    SCR catalyst regeneration and management services for its more than 25 fossil fuel-fired units equipped with SCR systems.

--  Continued reliable, ultra-low emissions performance of the Company's
    Xonon Cool Combustion system in commercial operation.  Xonon has consistently demonstrated NOx emissions well below its 3 ppm guarantee as part of Kawasaki's 1.4 MW GPB15X cogeneration system through more than
    16,000 hours of engine operation at its first two commercial sites.

--  Xonon-equipped GE10 gas turbine program progresses to a second engine test with GE Power Systems following the Company's completion of catalyst design modifications.  Data analysis following conclusion of these test activities is expected to be completed in the fourth quarter.

--  Xonon-equipped Taurus 70 gas turbine program progresses to full-scale rig testing with Solar Turbines.  These test activities are expected to be completed in the third quarter.

--  Awarded a $480,000 contract from the Electricity Innovation Institute
    (E2I), an affiliate of the Electric Power Research Institute (EPRI), and
    supported by The Public Interest Energy Research (PIER) program of the
    California Energy Commission and Hawaiian Electric Company, Inc. (HECO),
    for the development of a greater than 90% NOx reduction system for stationary diesel engines.  The first phase of a three-phase development and demonstration program is now underway, with a planned demonstration of the Company's technology on an 8.3 liter diesel generator set by year-end.

--  Successfully completed additional full-scale engine tests of our diesel fuel processor for new engine applications with two leading diesel
    OEMs.  These most recent test activities further validated the highly efficient and rapid regeneration capabilities of the technology and its ability to significantly improve the overall performance of NOx adsorber catalyst systems.  At both OEM facilities, test results demonstrated NOx reduction in excess of 90% with a total fuel system usage of less than 3%.
    Continued testing with these and other OEMs is scheduled for the second half of 2004.

--  Diesel retrofit program progresses to full-scale, in-house prototype engine tests.  Significant technical progress has been made to increase the
    NOx reduction capability of the system.   The Company plans to further
    develop and test its retrofit solution in the second half of 2004, with the objective of partnering with a retrofit integrator by year-end to advance the commercialization prospects of the technology.
Catalytica Energy Systems will host a conference call and webcast today, Thursday, August 5, 2004, at 4:45 PM Eastern Time (1:45 PM Pacific Time) to discuss its financial results along with an update on the business and its outlook for the remainder of 2004. Interested parties are invited to listen to the call over the Internet by accessing the Company's website at www.CatalyticaEnergy.com. Webcast participants should allot extra time before the webcast begins to register, and, if necessary, download and install audio software. Alternatively, interested parties may access the call by dialing 1-866-800-8652 (1-617-614-2705 for international callers), using passcode 16032347.

An archived version of the webcast will be available for replay on the Company's website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days. A replay of the call will also be available via telephone through August 12, 2004. To access the replay, dial 1-888-286-8010 (1-617-801-6888 for international callers), using passcode 96713881.

Catalytica Energy Systems is a leading provider of innovative emissions solutions designed to ease the environmental impact of combustion-related applications in the power generation and transportation industries. Through its SCR-Tech subsidiary (www.scr-tech.com), the Company offers catalyst cleaning and regeneration services to industries that use selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions, as well as SCR system management and consulting services to optimize efficiency and reduce overall operating and maintenance costs. Catalytica Energy Systems' other business activities include the design, development and manufacture of advanced products based on its proprietary catalyst and fuel processing technologies to offer cost-effective solutions for reducing NOx emissions. Its Xonon Cool Combustion® system offers a breakthrough pollution prevention approach for natural gas-fired turbines to achieve ultra-low emissions power generation through a proprietary catalytic combustion process. The Company is also actively pursuing the development of NOx reduction solutions for mobile, stationary and off-road diesel engines and fuel processing systems for Proton Exchange Membrane (PEM) fuel cells used in vehicular applications. Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

This news release contains forward-looking statements regarding Catalytica Energy Systems' 2004 financial projections; its ability to maintain a reduced expense structure throughout the organization; its expectations for revenue growth in the second half of 2004; the timing and prospects for additional orders of Xonon-equipped Kawasaki gas turbines in 2004; the timing and prospects associated with Catalytica Energy Systems' joint development activities and test schedules with Solar Turbines and GE Power Systems; the timing associated with additional test activities with OEMs relating to the Company's diesel fuel processor technology; the planned engine demonstration by year-end 2004 of its NOx reduction solution for stationary diesel generator sets; and the receipt of funding from E2I for the stationary diesel engine development program. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others: that Catalytica Energy Systems may not be able to accurately predict future financial performance; that its financial guidance could be impacted by any cash outlays for additional business acquisitions and any unforeseen expenditures relating to its ongoing business activities; possible fluctuations in economic conditions affecting the markets for Catalytica Energy Systems' products and services; the risk that a market may not develop or be maintained for Catalytica Energy Systems' products or services; changes in the environmental requirements relating to NOx emissions; that marketing, project development and installation timelines and regulatory review outcomes are uncertain; that there may be unanticipated events that could impact the Company's ability to fully integrate the SCR-Tech business; that there may be unanticipated technical, commercial or other setbacks related to the incorporation of Xonon into the GE10, the Taurus 70, or other gas turbines, which could result in delays in commercial shipments; that changes may occur in the arrangements between Catalytica Energy Systems and its OEM partners for the supply of Xonon-equipped gas turbines; that there may be unanticipated technical, commercial or other setbacks related to Catalytica Energy Systems' emissions reduction solutions for diesel engines; that Catalytica Energy Systems may be unable to maintain current or develop future strategic relationships for its products and services, including with OEM partners and utility customers; that any decision on the part of an OEM partner not to pursue development or commercialization of its products could adversely impact our business or results of operations; and the other risks set forth in the Catalytica Energy Systems' Forms 10-K and 10-Q filed with the Securities and Exchange Commission on March 30, 2004 and May 14, 2004, respectively. Catalytica Energy Systems undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

Editor's Note: Xonon and Xonon Cool Combustion are registered trademarks of Catalytica Energy Systems, Inc., Gilbert, AZ, USA

Catalytica Energy Systems, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

                            Three Months Ended     Six Months Ended
                                  June 30,              June 30,
                              2004       2003       2004       2003
                            --------   --------   --------   --------

Total Revenues              $  1,100   $    959   $  2,086   $  1,490

Costs and expenses:
  Cost of revenues             1,335      1,402      2,093      2,211
  Research and development     1,975      1,449      3,885      3,826
  Selling, general
   and administrative          1,815      1,726      3,470      3,796
                            --------   --------   --------   --------
Total costs and expenses       5,125      4,577      9,448      9,833
                            --------   --------   --------   --------

  Operating loss              (4,025)    (3,618)    (7,362)    (8,343)

Interest and other
 income, net                      21        138        117        308
                            --------   --------   --------   --------

  Net loss                  $ (4,004)  $ (3,480)  $ (7,245)  $ (8,035)
                            ========   ========   ========   ========
Basic and diluted net
 loss per share             $  (0.22)  $  (0.20)  $  (0.41)  $  (0.46)
                            ========   ========   ========   ========

Weighted average shares
 used in computing net
 loss per share               17,827     17,636     17,817     17,620
                            ========   ========   ========   ========

Catalytica Energy Systems, Inc.
Consolidated Balance Sheets
(in thousands)

                                       June 30,     December 31,
                                         2004           2003
                                       --------       --------
                                     (unaudited)
ASSETS:

  Cash, cash equivalents and
   short-term investments              $ 42,124       $ 52,682
  Accounts receivable, net                  884            567
  Inventory                                 546            460
  Other current assets                      367            527
                                       --------       --------
    Total current assets                 43,921         54,236

  Property and equipment, net             8,070          7,076
  Goodwill                                4,496              -
  Other intangible assets                 1,670              -
  Other assets                              376            373
                                       --------       --------
    Total assets                       $ 58,533       $ 61,685
                                       ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable and
   accrued liabilities                 $  4,038       $  3,381
  Current portion of long-term debt          48            135
                                       --------       --------
    Total current liabilities             4,086          3,516

  Long-term debt and other
   long-term liabilities                  6,233          2,942

  Stockholders' equity                   48,214         55,227
                                       --------       --------
    Total liabilities and
     stockholders' equity              $ 58,533       $ 61,685
                                       ========       ========

CONTACT:
Megan Meloni
Investor Relations
(650) 940-6253